UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

diaDexus, Inc.

(Exact name of Registrant as specified in its charter)

0-26483

(Commission File Number)

Delaware	94-3236309
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2013, the Compensation Committee of the Board of Directors of diaDexus, Inc. (the “Company”) approved the Key Employee Severance Benefit Plan (the “Plan”) to provide consistency in severance benefit rights across the Company’s executive team. The Compensation Committee has the authority to select which employees of the Company will be eligible to participate in the Plan (each a “Participant”). The initial Participants include the executive officers of the Company. Each Participant must sign a participation notice in the form attached to the Plan to confirm their participation and agreement to the Plan’s terms.

Subject to the conditions of the Plan, the Company will provide the following cash severance benefits to a Participant who is subject to an involuntary termination without Cause: (1) a lump sum cash payment in an amount equal to such Participant’s base salary for the number of months determined based on the Participant’s position, and (2) payment of the premiums for continued post-termination health insurance coverage for up to the same number of months. Benefits are 12 months for our Chief Executive Officer, six months for our executives at or above the level of Senior Vice President, and four months for other selected Participants. If the Participant is subject to either an involuntary termination without Cause or resignation for Good Reason in connection with a Change in Control (as each term is defined in the Plan), then in addition to the cash severance benefits, each Participant’s then outstanding and unvested compensatory equity awards will become fully vested as of immediately prior to the qualifying termination. As a condition to receiving the severance benefits, each Participant must sign a release of claims.

The foregoing is only a summary of the material terms of the Plan, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	diaDexus, Inc. Key Employee Severance Benefit Plan, adopted October 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.

Date: November 5, 2013	By:	/s/ Jean-Frédéric Viret, Ph.D.
Jean-Frédéric Viret, Ph.D.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	diaDexus, Inc. Key Employee Severance Benefit Plan, adopted October 30, 2013